As filed with the Securities and Exchange Commission on September 29, 1999
                                                        Registration No. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                               YOUBET.COM, INC.
                (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

                 Delaware                                95-4627253
     (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

        1950 Sawtelle Boulevard,
                Suite 180                                  90025
          Los Angeles, California                        (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               YOUBET.COM, INC.
                 1995 STOCK OPTION PLAN, 1995 STOCK OPTION PLAN
             FOR NON-EMPLOYEE DIRECTORS AND 1998 STOCK OPTION PLAN
                          (FULL TITLE OF THE PLAN)

                               Robert M. Fell
                          Chief Executive Officer
                       1950 Sawtelle Blvd., Suite 180
                       Los Angeles, California 90025
                              (310) 444-3300

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE



- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------
Title of securities to be        Amount to be           Proposed maximum       Proposed maximum        Amount of
registered                       registered             offering price per     aggregate offering      registration fee
                                                        share(1)               price(2)
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, par value          3,542,096 shares       $7.25                  $25,680,196             $7,139.09
$0.001
- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the bid and asked price per share as reported on the Nasdaq National Market on September 27,1999.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is intended to register 3,542,096 shares of Youbet.com, Inc.'s common stock, issuable to eligible employees, officers, directors, advisors and consultants of the registrant upon exercise of options granted under the Youbet.com, Inc. 1995 Stock Option Plan, 1995 Stock Option Plan for Non-Employee Directors, and 1998 Stock Option Plan.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission by the registrant are incorporated herein by reference:

     (a)  Annual Report on Form 10-KSB for the year ended December 31, 1998;

     (b) All other reports filed by the registrant pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of registrant's common stock contained in the registration statement on Form 8-A filed under Section 12(g) of the Exchange Act on June 10, 1999.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Gary N. Jacobs, a senior partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP who serves as Youbet.com's Secretary, beneficially owns 46,767 shares of Youbet.com's common stock, including shares which may be acquired pursuant to stock options exercisable within 60 days of August 31, 1999. Another attorney having an "of counsel" relationship with

Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP owns 20,000 shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article XI of Youbet.com's Bylaws requires indemnification of Youbet.com's officers and directors to the maximum extent permitted by the Delaware General Corporation Law, and Youbet.com maintains insurance covering certain liabilities of the directors and officers of Youbet.com and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.



            EXHIBIT NO.             DESCRIPTION
            -----------             -----------

            4.1                     1995 Stock Option Plan (Incorporated
                                    herein by reference to Youbet.com's Form
                                    10-K for the fiscal year ended December 31, 1996.)

            4.2                     1995 Stock Option Plan for Non-Employee
                                    Directors (Incorporated herein by
                                    reference to Youbet.com's Form 10-K for
                                    the fiscal year ended December 31, 1996.)

            4.3                     1998 Stock Option Plan (Incorporated
                                    herein by reference to Youbet.com's Form
                                    10-KSB for the year ended December 31,
                                    1998.)

           *5.1                     Opinion of Christensen, Miller, Fink,
                                    Jacobs, Glaser, Weil & Shapiro, LLP.

          *23.1                     Consent of Christensen, Miller, Fink,
                                    Jacobs, Glaser, Weil & Shapiro, LLP
                                    (included in Exhibit 5.1)

          *23.2                     Consent of BDO Seidman, LLP

- ------------------------------
*    Filed herewith

ITEM 9.  UNDERTAKINGS.

     The undersigned small business issuer hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any additional or changed material information on the plan of distribution;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is incorporated by reference from periodic reports filed by the issuer under the Exchange Act.

     (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To remove from registration any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on September 29, 1999.

                                       YOUBET.COM, INC.



                                       By: /s/ Robert M. Fell
                                          ----------------------------------
                                           Robert M. Fell
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Name                        Title                              Date


/s/ Robert M. Fell
- ----------------------   Chairman of the Board of Directors       September 29, 1999
Robert M. Fell           President and Chief Executive Officer



/s/ David M. Marshall
- ----------------------   Vice Chairman of the Board               September 29, 1999
David M. Marshall        of Directors



/s/ Russell M. Fine
- ----------------------   Executive Vice President                 September 29, 1999
Russell M. Fine          Chief Technology Officer
                         and Director



/s/ Phillip C. Hermann
- ----------------------   Executive Vice President                 September 29, 1999
Phillip C. Hermann       and Chief Financial Officer



- ----------------------   Director                                 September 29, 1999
Caesar P. Kimmel

                                     -6-


         Name                        Title                              Date



/s/ Alan W. Landsburg
- ----------------------   Director                                 September 29, 1999
Alan W. Landsburg



- ----------------------   Director                                 September 29, 1999
Charles D. Peebler Jr.



- ----------------------   Director                                 September 29, 1999
William H. Roedy



                                     -7-